As filed with the Securities and Exchange Commission on June 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-1311552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12278 Scripps Summit Drive San Diego, CA	92131
(Address of Principal Executive Offices)	(Zip Code)

FATE THERAPEUTICS, INC. SECOND AMENDED AND RESTATED 2022 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Bahram Valamehr, Ph.D., M.B.A.

President and Chief Executive Officer

Fate Therapeutics, Inc.

12278 Scripps Summit Drive

San Diego, CA 92131

(Name and address of agent for service)

(858) 875-1800

(Telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq. Maggie L. Wong, Esq. Natalie T. Martirossian, Esq. Goodwin Procter LLP 525 Market Street San Francisco, CA 94105 Telephone: (415) 733-6000	Cindy R. Tahl, Esq. Chief Legal and Compliance Officer, and Corporate Secretary Fate Therapeutics, Inc. 12278 Scripps Summit Drive San Diego, CA 92131 Telephone: (858) 875-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 27, 2025, the Board of Directors of Fate Therapeutics, Inc. (the “Company”) adopted, subject to approval by stockholders, the Fate Therapeutics, Inc. Second Amended and Restated 2022 Stock Option and Incentive Plan (the “A&R 2022 Plan”), which the stockholders of the Company approved at the Company’s 2025 Annual Meeting of Stockholders held on May 29, 2025. The A&R 2022 Plan increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), authorized for issuance thereunder by 7,000,000 shares to a new total of 24,500,000 shares of Common Stock. The A&R 2022 Plan will otherwise continue in effect through its current term (June 2032), unless terminated earlier by the Company’s Board of Directors.

The Company is filing this registration statement on Form S-8 (this “Registration Statement”) solely for the purpose of registering the 7,000,000 additional shares of Common Stock authorized for issuance under the A&R 2022 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the A&R 2022 Plan by reason of anti-dilution and other adjustments.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Company is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 7,000,000 shares of its Common Stock under the A&R 2022 Plan. Such additional shares are of the same class as other securities for which a registration statement relating to the A&R 2022 Plan has previously been filed and is effective. Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-265502), filed with the Commission on June 9, 2022, and the Company’s Registration Statement on Form S-8 (File No. 333-280097), filed with the Commission on June 10, 2024, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on August 29, 2013, File No. 333-190608)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 7, 2021, File No. 001-36076)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 10, 2024, File No. 001-36076)

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 30, 2025, File No. 001-36076)

4.5	Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 29, 2016, File No. 001-36076)

4.6	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, filed on February 24, 2021, File No. 001-36076)

4.7	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 19, 2023, File No. 001-36076)

4.8	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on August 29, 2013, File No. 333-190608)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Second Amended and Restated 2022 Stock Option and Incentive Plan and form agreements thereunder (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 30, 2025, File No. 001-36076)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 4th day of June, 2025.

FATE THERAPEUTICS, INC.

By:	/s/ Bahram Valamehr
Bahram Valamehr, Ph.D., M.B.A.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Bahram Valamehr, Ph.D., M.B.A. and Cindy R. Tahl, and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bahram Valamehr Bahram Valamehr, Ph.D., M.B.A.	President, Chief Executive Officer and Director (Principal Executive and Financial Officer)	June 4, 2025

/s/ William H. Rastetter William H. Rastetter, Ph.D.	Chairman of the Board and Director	June 4, 2025

/s/ John D. Mendlein John D. Mendlein, Ph.D., J.D.	Vice Chairman of the Board and Director	June 4, 2025

/s/ Matthew C. Abernethy Matthew C. Abernethy, M.B.A.	Director	June 4, 2025

/s/ Michael Lee Michael Lee	Director	June 4, 2025

/s/ Robert S. Epstein Robert S. Epstein, M.D., M.S.	Director	June 4, 2025

/s/ Karin Jooss Karin Jooss, Ph.D.	Director	June 4, 2025

/s/ Shefali Agarwal Shefali Agarwal, M.D.	Director	June 4, 2025

/s/ Yuan Xu Yuan Xu, Ph.D.	Director	June 4, 2025

/s/ Neelufar Mozaffarian Neelufar Mozaffarian, M.D., Ph.D.	Director	June 4, 2025